Exhibit 10.5

Execution Version

FIRST AMENDMENT TO

RESEARCH AND LICENSE AGREEMENT

This First Amendment to the Research and License Agreement (the “First Amendment”) is made in Jerusalem this 25th day of October 2023 (the “First Amendment Effective Date”), by and between YISSUM RESEARCH DEVELOPMENT COMPANY OF THE HEBREW UNIVERSITY OF JERUSALEM, LTD., of Hi Tech Park, Edmond J. Safra Campus, Givat Ram, Jerusalem 91390, Israel (“Yissum”) of the first part, and LIPOVATION LTD., Company No. 516352408, of 10 Dover Shalom, Beit Shemesh, Israel (the “Company”), of the second part (each of Yissum and the Company, a “Party”, and collectively the “Parties”)

WHEREAS:	the Parties executed a research and license agreement directed toward the further development of the vaccine technology developed by Prof. Yehezkel Barenholz on November 24, 2022, granting to the Company an exclusive License to the Licensed Technology in the Field, which includes without limitations all indications and uses of the Licensed Technology in the Field regardless of whether at any particular time they are part of a Research Program (the “Vaccine Agreement”); and

WHEREAS:	the Parties wish to add an additional Research Program to the Vaccine Agreement (the “Additional Research Program”) and to provide the terms of payment of the Company’s support of such Additional Research Program; and

WHEREAS:	the Parties wish to amend Section 7.5 of the Vaccine Agreement regarding the consideration due to Yissum for certain Sublicenses.

NOW THEREFORE THE PARTIES DO HEREBY AGREE AS FOLLOWS:

1.	Interpretation and Definitions

1.1.	The preamble and appendixes to this First Amendment constitute an integral part hereof and shall be read jointly with its terms and conditions.

1.2.	In this First Amendment, unless otherwise required or indicated by the context, the singular shall include the plural and vice-versa, the masculine gender shall include the female gender, “including” or “includes” shall mean including, without limiting the generality of any description preceding such terms and the use of the term “or” shall mean “and/or”.

1.3.	The headings of the Sections in this First Amendment are for the sake of convenience only and shall not serve in the interpretation of the Vaccine Agreement.

1.4.	In this First Amendment, capitalized terms shall have the meanings ascribed to them in the Vaccine Agreement, unless explicitly provided otherwise in this First Amendment.

2.	Additional Research Program

2.1.	The Company hereby retains Yissum to obtain the performance of additional research in accordance with the Additional Research Program set forth in Appendix A to this First Amendment.

2.2.	The Company shall finance performance of the Additional Research Program in accordance with the budget set forth in Appendix A (the “Additional Research Budget”) or any amendments thereof as may be agreed upon by the Company and Yissum. Such financing (the “Additional Research Fee”), subject to any earlier termination of the Additional Research Program pursuant to Section 2.3 of the Vaccine Agreement, shall be payable in accordance with the payment schedule set forth in Appendix B.

2.3.	The provisions of Section 2 shall apply to the conduct of the Additional Research Program, mutatis mutanda.

First Amendment to the Vaccine R&L AGREEMENT

3.	Sublicense Fees. Notwithstanding the terms set forth in Section 7.5 of the Vaccine Agreement, the Sublicense Fee for any Sublicense granted by the Company following the initial Sublicense (the “Initial Sublicense”) shall be reduced to thirteen percent (13%) of Sublicense Consideration, provided that each such additional Sublicense (a) is granted for the development of a Product directed towards the treatment of disease or condition different than the development of a Product directed towards the treatment of disease or condition which was the subject matter in the Initial Sublicense; and (b) is not granted to the sublicensee in the Initial Sublicensee or an Affiliate thereof.

4.	Undertaking: Consistent with the exclusive nature of the License granted in the Agreement, each of Yissum and the Researcher agrees not to pursue with any third party other than the Company any research, development or commercialization efforts with respect to uses or indications of the Licensed Technology within the Field of which they become aware but which are not part of a Research Program.

5.	No Further Amendments. Other than as set forth herein, all terms and conditions set forth in the Vaccine Agreement shall remain without change, binding and of full force and effect.

6.	Counterparts. This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. A signed counterpart may be delivered by any reasonable means, including facsimile or other electronic transmission.

7.	Miscellaneous. This First Amendment shall be governed and construed by the terms and conditions set forth in the Vaccine Agreement. In any event of a conflict between the terms contained in this First Amendment and the Vaccine Agreement, the terms contained in this First Amendment shall govern.

First Amendment to the Vaccine R&L AGREEMENT

IN WITNESS WHEREOF, the Parties have caused this First Amendment to the Vaccine Agreement to be executed by their duly authorized representatives effective as of the First Amendment Effective Date.

By:	Yoram Drucker
Title:	CEO

YISSUM RESEARCH DEVELOPMENT COMPANY OF
THE HEBREW UNIVERSITY OF JERUSALEM LTD.

I the undersigned, Prof. Yechezkel Barenholz, have reviewed, am familiar with and agree to all the above terms and conditions. I hereby undertake to cooperate fully with Yissum to ensure its ability to fulfill its obligations hereunder, as set forth herein.

/s/ Yechezkel Barenholz	October 29, 2023
Prof. Yechezkel Barenholz	Date signed

First Amendment to the Vaccine R&L AGREEMENT

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